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                                                                       EXHIBIT 2

                             TRANSCANADA CORPORATION
                    ANNUAL AND SPECIAL MEETING OF HOLDERS OF
                                COMMON SHARES OF
                     TRANSCANADA CORPORATION (THE "ISSUER")


                                 APRIL 23, 2004


                            REPORT OF VOTING RESULTS
         NATIONAL INSTRUMENT 51-102 - CONTINUOUS DISCLOSURE OBLIGATIONS
                                  SECTION 11.3


                               MATTERS VOTED UPON


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
GENERAL BUSINESS                                                       OUTCOME OF VOTE

1.   The election of the following nominees as directors of                 Carried
     the Issuer for the ensuing year or until their
     successors are elected or appointed

(a)       DOUGLAS D. BALDWIN

(b)       WENDY K. DOBSON

(c)       PAULE GAUTHIER

(d)       RICHARD F. HASKAYNE

(e)       KERRY L. HAWKINS

(f)       S. BARRY JACKSON

(g)       PAUL L. JOSKOW

(h)       HAROLD N. KVISLE

(i)       DAVID P. O'BRIEN

(j)       JAMES R. PAUL

(k)       HARRY G. SCHAEFER

(l)       W. THOMAS STEPHENS


2.   The appointment of KPMG LLP,                                          Carried
     Chartered Accountants, as auditors of the Issuer to
     hold office until the next annual meeting
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                                                                               VOTES BY BALLOT
SPECIAL BUSINESS                                          OUTCOME OF VOTE      VOTES FOR      VOTES AGAINST

1.   To confirm the Stock Option Plan until the               Carried          238,720,067    63,032,907
     close of business on the date of the Issuer's
     2007 annual meeting of common shareholders
     and to increase the number of common shares
     reserved for issuance under the Stock Option Plan

GENERAL BUSINESS                                          OUTCOME OF VOTE

2.   To approve a resolution to continue and ratify,
     confirm and approve the Shareholder Rights Plan          Carried
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